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                                                                  EXHIBIT (d)(3)


                                AMENDMENT NO. 1

                                      to

                         AGREEMENT AND PLAN OF MERGER

                                     Among

                                 MOHAWK CORP.,

                           MOHAWK ACQUISITION CORP.

                                      and

                                   PSC INC.

                           Dated as of July 17, 2000
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     AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER, dated as of July 17, 2000,
(the "Amendment No. 1"), is made among MOHAWK CORP., a Delaware Corporation
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("Parent"), MOHAWK ACQUISITION CORP., a New York corporation and a wholly owned
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subsidiary of Parent ("Purchaser"), and PSC INC., a New York corporation (the
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"Company").
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     WHEREAS, Parent, Purchaser and the Company are parties to an Agreement and
Plan of Merger, dated as of June 5, 2000 (the "Merger Agreement") (all
                                               ----------------
capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Merger Agreement);

     WHEREAS, as contemplated by Section 2.01(a) of the Merger Agreement, Purchaser commenced the Offer on June 19, 2000, with a scheduled expiration date of July 17, 2000;

     WHEREAS, Section 2.01(a) of the Merger Agreement, subject to certain enumerated exceptions, prohibits the Purchaser from changing the scheduled expiration date of the Offer without the consent of the Company; and

     WHEREAS, Parent and Purchaser have requested that the Company consent to an extension of the scheduled expiration of the Offer.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and in the Merger Agreement, and intending to be legally bound hereby, Parent, Purchaser and the Company hereby agree as follows:

     1. Extension of Initial Scheduled Expiration Date. Notwithstanding anything
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in Section 2.01(a) of the Merger Agreement to the contrary (the provisions of which shall remain in full force and effect), Purchaser may extend the initial scheduled expiration date of the Offer from July 17, 2000 to August 10, 2000.

     2. Related Amendment to Merger Agreement. Clause (i)(C) of Section 9.01(d)
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of the Merger Agreement is hereby amended to read in its entirety as follows:

     "(C) failed to accept Securities for payment pursuant to the Offer within 75 business days following the commencement of the Offer,".

     3. General. This Amendment No. 1, the Merger Agreement and the Stockholders
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Agreement are each confirmed as being in full force and effect. This Amendment
No. 1, the Merger Agreement and the Stockholders Agreement constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supercede all prior understandings and agreements, whether written or oral. This Amendment No. 1 may be executed and delivered (including by facsimile) in counterparts, which together shall constitute the same agreement, and shall bind and inure to the benefit of the parties and their respective successors and assigns. Sections 10.02, 10.05, 10.06, 10.07 and 10.08 of the Merger Agreement shall apply to this Amendment No. 1 as though set forth in their entirety herein.

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        IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this
Amendment No. 1 to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                                MOHAWK CORP.

                                                    /s/ Joseph M. Hennigan
                                                By:_____________________________
                                                   Name:  Joseph M. Hennigan
                                                   Title: Vice President and
                                                          Treasurer


                                                MOHAWK ACQUISITION CORP.

                                                    /s/ Joseph M. Hennigan
                                                By:_____________________________
                                                   Name:  Joseph M. Hennigan
                                                   Title: Vice President and
                                                          Treasurer


                                                PSC INC.

                                                    /s/ Robert C. Strandberg
                                                By:_____________________________
                                                   Name:  Robert C. Strandberg
                                                   Title: Chief Executive
                                                          Officer
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